EXHIBIT 77Q1(a)


FLAHERTY & CRUMRINE DYNAMIC
PREFERRED AND INCOME FUND INCORPORATED

ARTICLES OF AMENDMENT AND RESTATEMENT


      FIRST:  Flaherty & Crumrine Dynamic Preferred and Income
Fund Incorporated, a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

      SECOND: The following provisions are all the provisions of the charter of the Corporation (the "Charter") currently in effect and as hereinafter amended:

ARTICLE I
INCORPORATOR
            Chad C. Conwell, whose post office address is c/o Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated, 301 E. Colorado Boulevard, Suite 720, Pasadena, California 91101, being at least eighteen years of age, acted as an incorporator and formed a corporation under and by virtue of the Maryland General Corporation Law.

ARTICLE II

NAME
        The name of the corporation (the "Corporation") is Flaherty & Crumrine Dynamic Preferred and Income Fund
Incorporated
ARTICLE III

PURPOSES
        The purposes for which the Corporation is formed are to engage in business as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT
        The post office address of the principal office of the Corporation is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated. The post office address of the resident agent is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE V

CAPITAL STOCK
            (1)	The total number of shares of capital stock that
the Corporation shall have authority to issue is 250,000,000 shares, of which 240,000,000 shares are classified as common stock, par value $.01 per share (the "Common Stock"), and
10,000,000 shares are classified as preferred stock, par value
$.01 per share (the "Preferred Stock").  The aggregate par
value of all shares of stock having par value is $2,500,000.
            (2)	Each share of Common Stock shall entitle the
holder thereof to one vote. The Board of Directors may
reclassify any unissued shares of Common Stock from time to
time in one or more classes or series of stock.
            (3)	The Board of Directors may classify any unissued
shares of Preferred Stock and reclassify any previously
classified but unissued shares of Preferred Stock of any class or series from time to time, in one or more classes or series of stock.
            (4)	Prior to issuance of classified or reclassified
shares of any class or series, the Board of Directors by
resolution shall: (a) designate that class or series to
distinguish it from all other classes and series of stock of the Corporation;  (b) specify the number of shares to be
included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the
Corporation outstanding at the time, the preferences,
conversion or other rights, voting powers, restrictions,
limitations as to dividends or other distributions,
qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file
articles supplementary with the State Department of
Assessments and Taxation of Maryland ("SDAT").  Any of the
terms of any class or series of stock set or changed pursuant to clause (c) of this paragraph may be made dependent upon
facts or events ascertainable outside the charter of the
Corporation (the "Charter"), including determinations by the
Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof,
provided that the manner in which such facts, events or
variations shall operate upon the terms of such class or
series of stock is clearly and expressly set forth in the
articles supplementary filed with the SDAT.
            (5)	The Corporation may issue fractional shares.
Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends.  A fractional share shall not, however, carry the right to receive a certificate
representing it.
            (6)	All persons who shall acquire stock in the
Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws of the Corporation, as from time to time amended (the "Bylaws").
            (7)	No holder of stock of the Corporation by virtue
of being such a holder shall have any preemptive or
preferential right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the
Board of Directors in its discretion may determine to grant.
            (8)	Notwithstanding any provision of law requiring
any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all
classes or of any class of stock of the Corporation, such
action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of
votes entitled to be cast thereon, except as otherwise
provided in the charter.
            (9)	The Board of Directors, with the approval of a
majority of the entire Board of Directors, and without any
action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the
aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or series that the
Corporation has authority to issue.
            (10)	No holder of stock of the Corporation shall be
entitled to exercise the rights of an objecting stockholder
under Title 3, Subtitle 2 of the Maryland General Corporation
Law or any successor provision thereto.
            (11)	The presence in person or by proxy of the
holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.
ARTICLE VI

BOARD OF DIRECTORS
            (1)	The business and affairs of the Corporation
shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is five, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws or the Charter, but shall never be less than the minimum number required by the Maryland General Corporation Law. In no case shall a decrease in the number of directors shorten the term of any incumbent director. The directors shall have the qualifications, if any, specified in the Bylaws. The names of the directors who shall serve until their successors are duly elected and qualify are:
Donald F. Crumrine
David Gale
Morgan Gust
Karen H. Hogan
Robert F. Wulf
    The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.
            (2)	On the date (the "Classification Date") of the
closing of the initial underwritten public offering of shares of Common Stock, the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock in connection with dividend arrearages) shall be classified, with respect to the terms for which they severally hold office, into three classes, as determined by the Board of Directors, as nearly equal in size as is practicable. The term of office of one class of directors shall expire at the first annual meeting of stockholders following the Classification Date, the term of office of another class of directors shall expire at the second annual meeting of stockholders following the Classification Date and the term of office of another class of directors shall expire at the third annual meeting of the stockholders following the Classification Date. At each annual meeting of the stockholders, commencing with the annual meeting next following the Classification Date, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the meeting at which they were elected and until their successors are duly elected and qualify.

            (3)	A director may be removed only with cause, and
then only by the affirmative vote of the stockholders entitled to cast at least 80% of the votes entitled to be cast
generally in the election of directors.
            (4)	In furtherance, and not in limitation, of the
powers conferred by the laws of the State of Maryland, the
Board of Directors is expressly authorized:
                  (i)	To have the exclusive power to make, alter
or repeal the Bylaws.
                  (ii)	From time to time to determine whether and
to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.
                  (iii)	Without the assent or vote of the
stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration
(or without consideration in the case of a stock split or
stock dividend) as the Board of Directors may deem advisable.
                  (iv)	Without the assent or vote of the
stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed
mortgages and liens upon the real or personal property of the
Corporation.
                  (v)	In addition to the powers and authorities
granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation
pursuant to the provisions of the laws of the State of
Maryland, the Charter and the Bylaws.
            (5)	Any determination made in good faith and in
accordance with the Charter by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be finding as aforesaid. No provision of the Charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or
(ii) protect or purport to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
ARTICLE VII

CERTAIN TRANSACTIONS
            (1)	Except as otherwise provided in this
Article VII, the affirmative vote of the holders of Common
Stock and Preferred Stock entitled to cast at least 80% of the votes entitled to be cast by such stockholders, each voting as a separate class, in addition to the affirmative vote of at
least 80% of the Board of Directors, shall be necessary to
effect any of the following actions:
                  (i)	Any amendment to the Charter to make the
Corporation's Common Stock a "redeemable security" or to
convert the corporation from a "closed-end company" to an
"open-end company" (as such terms are defined in the 1940 Act)
or any amendment to Article III, unless the Continuing
Directors (as hereinafter defined) of the Corporation, by a
vote of at least 80% of such Directors, approve such amendment in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to
approve such actions;
                  (ii)	Any stockholder proposal as to specific
investment decisions made or to be made with respect to the
Corporation's assets;
                  (iii)	Any proposal as to the voluntary
liquidation or dissolution of the Corporation or any amendment to the Charter to terminate the existence of the Corporation, unless the Continuing Directors of the Corporation, by a vote of at least 80% of such Directors, approve such proposal in
which case the affirmative vote of a majority of the votes
entitled to be cast by stockholders shall be required to
approve such actions; or
                  (iv)	Any Business Combination (as hereinafter
defined) unless either the condition in clause (A) below is
satisfied, or all of the conditions in clauses (B), (C), (D),
(E) and (F) below are satisfied, in which case paragraph (3)
below shall apply:
                        (A)	The Business Combination shall have
been approved by a vote of at least 80% of the Continuing
Directors.
                        (B)	The aggregate amount of cash and the
Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any
class of outstanding Voting Stock (as hereinafter defined) in such Business Combination shall be at least equal to the
higher of the following:
            (x)  the highest per share price (including
any brokerage commissions, transfer taxes and
soliciting dealers' fees) paid by an Interested
Party (as hereinafter defined) for any shares of
such Voting Stock acquired by it (aa) within the
two-year period immediately prior to the first
public announcement of the proposal of the Business
Combination (the "Announcement Date"), or (bb)(i) in
the Threshold Transaction (as hereinafter defined),
or (ii) in any period between the Threshold
Transaction and the consummation of the Business
Combination, whichever is higher; and
            (y)  the net asset value per share of such
Voting Stock on the Announcement Date or on the date
of the Threshold Transaction, whichever is higher.
                        (C)	The consideration to be received by
holders of the particular class of outstanding Voting Stock
shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock.
If the Interested Party has paid for shares of any class of
Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.
                        (D)	After the occurrence of the Threshold
Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.
                        (E)	After the occurrence of the Threshold
Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
                        (F)	A proxy or information statement
describing the proposed Business Combination and complying
with the requirements of the Securities Exchange Act of 1934 and the 1940 Act, and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or
regulations) shall be prepared and mailed by the Interested
Party, at such Interested Party's expense, to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or
information statement is required to be mailed pursuant to
such Acts or subsequent provisions).
            (2)	For the purposes of this Article:
                  (i)	"Business Combination" shall mean any of
the transactions described or referred to in any one or more of the following subparagraphs:
                        (A)	any merger, consolidation or statutory
share exchange of the Corporation with or into any other
person;
                        (B)	any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Corporation having an
aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the
ordinary course of the Corporation's business;
                        (C)	the issuance or transfer by the
Corporation (in one transaction or a series of transactions in any 12 month period) of any securities of the Corporation to any other person in exchange for cash, securities or other
property (or a combination thereof) having an aggregate Fair
Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering or private placement thereof, (y) issuances of any
securities of the Corporation pursuant to a dividend
reinvestment and/or cash purchase plan adopted by the
Corporation and (z) issuances of any securities of the
Corporation upon the exercise of any stock subscription rights distributed by the Corporation;
                  (ii)	"Continuing Director" means any member of
the Board of Directors of the Corporation who (A) is not an
Interested Party or an Affiliate or an Associate (as these
terms are defined below) of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months (or since the Corporation's commencement of operations, if that period is less than 12 months), or (B) is a successor of a Continuing Director who is not an Interested Party or an Affiliate or an Associate of an Interested Party and is
recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors; or
(C) is elected to the Board of Directors to be a Continuing
Director by a majority of the Continuing Directors then on the
Board of Directors and who is not an Interested Party or an
Affiliate or Associate of an Interested Party.
                  (iii)	"Interested Party" shall mean any
person, other than an investment company advised by the
Corporation's initial investment manager (or the successor to that manager through reorganization, merger, acquisition or
otherwise of the manager or its successor) or any of its (or the successor's) Affiliates, which enters, or proposes to
enter, into a Business Combination with the Corporation or
which individually or together with any other persons
beneficially owns or is deemed to own, directly or indirectly, more than 5 percent of any class of the Corporation's
securities (within the meaning of Section 13(d) of the
Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act")).
                  (iv)	"Person" shall mean an individual, a
corporation, a trust or a partnership.
                  (v)	"Voting Stock" shall mean capital stock of
the Corporation entitled to vote generally in the election of directors.
                  (vi)	A person shall be a "beneficial owner" of
any Voting Stock:
                        (A)	which such person or any of its
Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
                        (B)	which such person or any of its
Affiliates or Associates has the right to acquire (whether
such right is exercisable immediately or only after the
passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options; or
                        (C)	which is beneficially owned, directly
or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement,
arrangement or understanding for the purpose of acquiring,
holding, voting or disposing of any shares of Voting Stock.
                  (vii)	"Affiliate" and "Associate" shall have
the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act; provided that the term "Affiliate" shall also include any person who, at or prior to the time of
election to the Board of Directors, had expressed support in writing of any proposals of an Interested Party for which
stockholder approval would be required (for purposes of
consideration of these proposals only).
                  (viii)	"Fair Market Value" means:
                        (A)	in the case of stock, the highest
closing sale price during the 30-day period immediately
preceding the relevant date of a share of such stock on the
New York Stock Exchange, or if such stock is not listed on
such Exchange, on the principal United States securities
exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such
exchange, the highest closing sale price (if such stock is a
National Market System security) or the highest closing bid
quotation (if such stock is not a National Market System
security) with respect to a share of such stock during the 30-
day period preceding the relevant date on the National
Association of Securities Dealers, Inc. Automated Quotation
System (NASDAQ) or any system then in use, or if no such
quotations are available, the fair market value on the
relevant date of the share of such stock as determined by at least 80% of the Continuing Directors in good faith, and
                        (B)	in the case of property other than
cash or stock, the fair market value of such property on the relevant date as determined by at least 80% of the Continuing Directors in good faith.
                  (ix)	"Threshold Transaction" means the
transaction by or as a result of which an Interested Party
first becomes the beneficial owner of Voting Stock.
                  (x)	In the event of any Business Combination in
which the Corporation survives, the phrase "consideration
other than cash to be received" as used in subparagraph
(1)(iv)(B) above shall include the shares of Common Stock
and/or the shares of any other class of outstanding Voting
Stock retained by the holders of such shares.
                  (xi)	Continuing Directors of the Corporation
shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an
Affiliate or Associate of another, (c) whether the
requirements of subparagraph (1)(iv) above have been met with respect to any Business Combination, and (d) whether the
assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or
transfer of securities by the Corporation in any Business
Combination has, an aggregate Fair Market Value of $1,000,000 or more.
            (3)	If any Business Combination described in
subparagraph (2)(i)(A) or (B) (if the transfer or other disposition is one with respect to which a stockholder vote is required under Maryland law) is approved by a vote of 80% of the Continuing Directors or all of the conditions in subparagraph (1)(iv)(B), (C), (D), (E) and (F) are satisfied, a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction. If any other
Business Combination is approved by a vote of 80% of the Continuing Directors or all of the conditions in subparagraph
(1)(iv)(B), (C), (D), (E) and (F) are satisfied, no stockholder vote shall be required to approve such transaction unless otherwise required by law.
ARTICLE VIII

LIMITATIONS ON LIABILITY; INDEMNIFICATION
            (1)	To the fullest extent that limitations on the
liability of directors and officers are permitted by Maryland law, no current or former director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.
            (2)	Any person who is made a party or is threatened
to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under Maryland law, the Securities Act and the 1940 Act, as such statutes are now or hereinafter in force. In addition, the Corporation shall advance expenses to its current and former directors and officers who are made, or threatened to be made, parties to any action, suit or proceeding described above to the fullest extent that advancement of expenses is permitted by Maryland law, the Securities Act and the 1940 Act. The Board of Directors may
by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by Maryland law.
            (3)	No provision of this Article VIII shall be
effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
            (4)	References to Maryland law in this Article VIII
are to that law as from time to time amended. No amendment to the Charter shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
ARTICLE IX

AMENDMENTS
            (1)	The Corporation reserves the right from time to
time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.
            (2)	Notwithstanding Paragraph (1) of this Article or
any other provision of the Charter, no amendment to the Charter of the Corporation shall amend, alter, change or repeal any of the provisions of Articles VI, VII or IX unless such amendment shall receive the affirmative vote of at least 80% of the votes entitled to be cast by the holders of the Common Stock and Preferred Stock, each voting as a separate class, unless, in the case of Articles VI, VII or Paragraph
(1) (but not Paragraph (2)) of Article IX, such action previously has been approved by the affirmative vote of 80% of the total number of Continuing Directors, in which case the affirmative vote of a majority of the votes entitled to be cast by holders of the Corporation's outstanding Common Stock and Preferred Stock, voting together as a single class, shall be required to approve such amendment.
      THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the board of directors and approved by the initial sole stockholder of the Corporation as required by law.

      FOURTH: The current address of the principal office of the Corporation in Maryland is as set forth in Article III of the foregoing amendment and restatement of the Charter.

      FIFTH: The name and address of the Corporation's current resident agent in Maryland is as set forth in Article III of the foregoing amendment and restatement of the Charter.

      SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in
Article VI of the foregoing amendment and restatement of the Charter.

      SEVENTH: The total number of shares of stock that the Corporation had authority to issue prior to the foregoing amendment and restatement of the Charter was 1,000,000 shares of common stock, par value $.01 per share. The aggregate par value of all shares of stock having par value was $10,000.

      EIGHTH: The total number of shares of stock that the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 250,000,000 shares, consisting of 240,000,000 of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The aggregate par value of all shares of stock having par value is $2,500,000.

      NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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        IN WITNESS WHEREOF, the Corporation has caused these
Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested by its Secretary as of April 17, 2013.


ATTEST:  FLAHERTY & CRUMRINE DYNAMIC PREFERRED AND INCOME FUND
INCORPORATED



_/s/ Chad C. Conwell________________________  By: /s/ Robert
M. Ettinger  (SEAL)
Name:  Chad C. Conwell           Name: Robert M. Ettinger
Title:  Secretary               Title:  President



[PAGE BREAK]




FLAHERTY & CRUMRINE DYNAMIC
PREFERRED AND INCOME FUND INCORPORATED

AMENDED AND RESTATED BYLAWS


ARTICLE I
NAME OF COMPANY, LOCATION OF OFFICES AND SEAL

  Section 1.1.   Name.  The name of the Company is Flaherty &
Crumrine Dynamic Preferred and Income Fund Incorporated.

  Section 1.2. Principal Offices. The principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices, including a principal executive office, and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

  Section 1.3. Seal. The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.


ARTICLE II
STOCKHOLDERS

  Section 2.1. Place of Meetings. All meetings of the Stockholders shall be held at such place, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

  Section 2.2. Annual Meeting. The annual meeting of the Stockholders of the Company shall be held on the date and at such time and place as the Board of Directors shall determine in its discretion, at which time the Stockholders shall elect Directors and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute, by the charter of the Company (the "Charter") or by these Bylaws.

  Section 2.3.   Special Meetings.

    (a) General. The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may call a special meeting of the Stockholders. Subject to subsection (b) of this Section 2.3, a special meeting of Stockholders shall also be called by the Secretary of the Company to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Subject to subsection (b) of this Section 2.3, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, whoever shall have called the meeting. In fixing a date for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

    (b) Stockholder Requested Special Meetings. (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

    (2) In order for any Stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of Stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such Stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company's books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such Stockholder and (iii) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such Stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

    (3) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company's proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2.3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

    (4) In the case of any special meeting called by the Secretary upon the request of Stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting Stockholders fail to comply with the provisions of paragraph
(3) of this Section 2.3(b).

    (5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the
Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter,
(A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or
(B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

    (6) The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, Stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

    (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Section 2.4. Notice. Not less than ten nor more than 90 days before each meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Notice may be delivered by mail, by presenting it to such Stockholder personally, by leaving it at the Stockholder's residence or usual place of business, by electronic means, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at the Stockholder's address as it appears on the records of the Company, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. The Company may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless a Stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

  Subject to Section 2.5(a) of this Article II, any business of the Company may be transacted at an annual meeting of Stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Stockholders except as specifically designated in the notice. The Company may postpone or cancel a meeting of Stockholders by making a public announcement (as defined in Section 2.5(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

  Section 2.5.  Advance Notice of Stockholder Nominees for
Director and Other Stockholder Proposals.

    (a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders
(i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Company who was a Stockholder of record both at the time of giving of notice by the Stockholder as provided for in this Section 2.5(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.5(a).

      (2) For any nomination or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.5, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company and, in the case of any such other business, such other business must otherwise be a proper matter for action by the Stockholders. To be timely, a Stockholder's notice shall set forth all information required under this Section 2.5 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than 9:00 a.m. on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.5(c)(3)) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting (or in the case of the first annual meeting of stockholders), notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder's notice as described above.

      (3)  Such Stockholder's notice shall set forth:

        (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director
(each, a "Proposed Nominee"),

          (A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; and

          (B) whether such Stockholder believes any such Proposed Nominee is, or is not, an "interested person" of the Company, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the "Investment Company Act") and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized Officer of the Company, to make such determination;

        (ii) as to any business that the Stockholder proposes to bring before the meeting, a description of such business, the Stockholder's reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or the Stockholder Associated Person therefrom;

        (iii) as to the Stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

          (A) the class, series and number of all shares of stock or other securities of the Company or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

          (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated
Person;

          (C)  whether and the extent to which such
Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a "Peer Group Company") for such Stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person's economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

          (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such Stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

        (iv) as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 2.5(a) and any Proposed Nominee,

          (A) the name and address of such Stockholder, as they appear on the Company's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

          (B) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person; and

        (v) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the Proposed Nominee for election or reelection as a Director or the proposal of other business on the date of such Stockholder's notice.

      (4) Such Stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a Director that has not been disclosed to the Company and (b) will serve as a Director of the Company if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Company, upon request, to the Stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

      (5) Notwithstanding anything in this subsection (a) of this Section 2.5 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.5(c)(3)) for the preceding year's annual meeting, a Stockholder's notice required by this Section 2.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

      (6) For purposes of this Section 2.5, "Stockholder Associated Person" of any stockholder means (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such Stockholder (other than a Stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person or is an officer, Director, partner, member, employee or agent of such Stockholder or such Stockholder Associated Person.

    (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or
(ii) provided that the special meeting has been called in accordance with Section 2.3 of this Article II for the purpose of electing Directors, by any Stockholder of the Company who is a Stockholder of record both at the time of giving of notice provided for in this Section 2.5 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.5. In the event the Company calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company's notice of meeting, if the Stockholder's notice, containing the information required by paragraph (a)(3) of this Section 2 5 shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Stockholder's notice as described above.

    (c) General. (1) If information submitted pursuant to this Section 2.5 by any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.5. Any such Stockholder shall notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary of the Company or the Board of Directors, any such Stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized Officer of the Company, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 2.5, and (B) a written update of any information (including, if requested by the Company, written confirmation by such Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Stockholder pursuant to this Section 2.5 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this
Section 2.5.

      (2) Only such individuals who are nominated in accordance with this Section 2.5 shall be eligible for election by Stockholders as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this
Section 2.5. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.5.

      (3) For purposes of this Section 2.5, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

      (4)  Notwithstanding the foregoing provisions of this
Section 2.5, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section
2.5 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, or the right of the Company to omit a proposal from, the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.5 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

  Section 2.6.  Quorum.   At any meeting of Stockholders, the
presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Company for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the Stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

  The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than would be required to establish a quorum.

  Section 2.7. Voting. A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter.

  Section 2.8. Voting Rights of Stockholders. Unless otherwise provided by statute or in the Charter, each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Section
6.5 of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by proxy, by any means permitted by law.

  Section 2.9. Organization and Conduct. Every meeting of Stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following Officers present at the meeting in the following order: the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Treasurer or, in the absence of such Officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the Stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting;
(b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;
(c) limiting participation at the meeting on any matter to Stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

  Section 2.10. Proxies. Each Stockholder entitled to vote at any meeting of Stockholders may authorize another person to act as proxy for the Stockholder by (a) signing a writing authorizing another person to act as proxy, (b) transmitting an authorization for a person or persons to act as proxy to either (i) the person or persons authorized to act as proxy or
(ii) any other person authorized to receive the proxy authorization on behalf of the person or persons authorized to act as proxy or (c) any other means permitted by law. Signing of a writing may be accomplished by the Stockholder or the Stockholder's authorized agent signing the writing or causing the Stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. An authorization of a person or persons to serve as proxy may be transmitted by any means permitted by law, including telegram, datagram, electronic mail or any other electronic or telephonic means. No proxy shall be valid after the expiration of eleven months from its date unless it provides otherwise. Unless a proxy provides otherwise, every proxy shall be revocable prior to its exercise at the pleasure of the person authorizing it or of his or her personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being exercised. A proxy with respect to stock held in the name of two or more persons shall be valid if authorized by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be authorized by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

  Section 2.11. Action without Meeting. Any action to be taken by holders of Common Stock, or of Common Stock and Preferred Stock (and any other class of stock) voting together as a single class, may be taken without a meeting if (i) all Stockholders entitled to vote on the matter consent to the action in writing, and (ii) such consents are filed with the records of the meetings of Stockholders. Except as provided above, the holders of Preferred Stock and of any other class of stock (other than Common Stock entitled to vote generally in the election of Directors) may take action or consent to any action by the written consent of the holders of the Preferred Stock and/or such other class of stock entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a Stockholders' meeting if the Company gives notice of the action to each Stockholder of the Company not later than 10 days after the effective time of the action. A consent shall be treated for all purposes as a vote at a meeting.

  Section 2.12. Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies,
(ii) receive and tabulate all votes, ballots or consents,
(iii) report such tabulation to the chairman of the meeting,
(iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.


ARTICLE III
BOARD OF DIRECTORS

  Section 3.1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Charter or by these Bylaws.

              Section 3.2. Board of Three to 12 Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors, provided that the number thereof shall never be less than three nor more than 12, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The Board of Directors shall be classified at the time and in the manner provided in the Charter.
  Section 3.3. Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder, if any. Subject to the provisions of the Investment Company Act and except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum and (b) any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

  Section 3.4. Removal. As provided in the Charter, at any meeting of Stockholders duly called and at which a quorum is present, a Director may be removed only with cause, and then only by the affirmative vote of the stockholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of Directors.

  Section 3.5. Resignation. A Director may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman or the Vice Chairman, if any, of the Board or the Secretary of the Company. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. Acceptance of a resignation shall not be necessary to make it effective, unless the resignation states otherwise.

  Section 3.6. Place of Meetings. The Directors may hold their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine

  Section 3.7.  Regular Meetings.  Regular meetings of the
Board may be held at such date and time as shall from time to time be determined by resolution of the Board.

  Section 3.8. Special Meetings. Special meetings of the Board may be called by order of the Chairman or Vice Chairman of the Board on one day's notice given to each Director either in person or by mail, telephone, telegram, cable or wireless to each Director at his or her residence or regular place of business. Special meetings will be called by the Chairman or Vice Chairman of the Board or Secretary in a like manner on the written request of a majority of the Directors.

  Section 3.9. Quorum and Voting. At all meetings of the Board, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum and sufficient for the transaction of business; provided, however, that if there are only two or three Directors, not less than two may constitute a quorum and provided, further, that if there is only one Director, the presence of such Director will constitute a quorum. The act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Charter or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Charter or by these Bylaws.

  Section 3.10. Organization. The Board of Directors shall designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

  Section 3.11. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a consent to such action is given in writing or by electronic transmission by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

  Section 3.12. Executive Committee. There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

  Section 3.13. Audit Committee. There shall be an Audit Committee of two or more Directors who are not "interested persons" of the Company (as defined in the Investment Company
Act) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.

  Section 3.14. Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of members (which may be one) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.

  Section 3.15. Compensation of Directors. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board or on various committees of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

  Section 3.16. Authority to Retain Experts and Advisers. The Directors who are not "interested persons" (as defined in the Investment Company Act) of the Company may hire employees and retain experts and advisers, including independent legal counsel, at the expense of the Company, to the extent such Directors deem necessary to carry out their duties as Directors.

  Section 3.17. Reliance. Each Director and Officer of the Company shall, in the performance of his or her duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an Officer or employee of the Company whom the Director or Officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or Officer reasonably believes to be within the person's professional or expert competence, or, with respect to a Director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

  Section 3.18. Ratification. The Board of Directors or the Stockholders may ratify and make binding on the Company any action or inaction by the Company or its Officers to the extent that the Board of Directors or the Stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any Stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, Officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Company and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

  Section 3.19. Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section
3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under this Article III cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or Officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.


ARTICLE IV
OFFICERS

  Section 4.1. Officers. The Officers of the Company shall be fixed by the Board of Directors and shall include a President, Secretary and Treasurer. Any two offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one Officer.

  Section 4.2. Election of Officers. The Directors shall elect the Officers, who need not be members of the Board.

  Section 4.3. Additional Officers. The Board may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

  Section 4.4.  Salaries of Officers.  The salaries of all
Officers of the Company shall be fixed by the Board of Directors.

  Section 4.5. Term, Removal, Resignation and Vacancies. The Officers of the Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are elected and qualify. Any officer of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby. Any officer of the Company may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

  Section 4.6. Chief Executive Officer; President. The Chief Executive Officer shall be the highest ranking Officer of the Company and shall, subject to the supervision of the Board of Directors, have general oversight responsibility for the management of the business of the Company. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. If the Board has not selected a Chief Executive Officer, the President shall be the Chief Executive Officer of the Company and shall perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board of Directors shall prescribe. The Company may select a President in addition to the Chief Executive Officer, to have such duties as the Board of Directors shall prescribe.

  Section 4.7. Vice President. Any Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

  Section 4.8. Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

  Any Assistant Treasurer may perform such duties of the Treasurer or Chief Financial Officer as the Treasurer or Chief Financial Officer or the Board of Directors may assign, and, in the absence of the Treasurer or Chief Financial Officer, may perform all the duties of the Treasurer or Chief Financial Officer.

  Section 4.9. Secretary. The Secretary shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for those purposes, and shall perform like duties for the Executive Committee, or other committees, of the Board when required. He or she shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

  Section 4.10. Subordinate Officers. The Board of Directors from time to time may appoint such other Officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more Officers or agents the power to appoint any such subordinate Officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

  Section 4.11. Surety Bonds. The Board of Directors may require any Officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his or her hands.


ARTICLE V
GENERAL PROVISIONS

  Section 5.1. Waiver of Notice. Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Charter or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his or her duly authorized attorney-in-fact.

  Section 5.2.  Indemnification and Advance of Expenses.

  (a) The Company shall indemnify its Directors to the fullest extent that indemnification of Directors is permitted by the Maryland General Corporation Law (the "MGCL"). The Company shall indemnify its Officers to the same extent as its Directors and to such further extent as is consistent with law. The Company shall indemnify its Directors and Officers who, while serving as Directors or Officers, also serve at the request of the Company as a Director, Officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Section shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Section shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office ("disabling conduct").

  (b) Any current or former Director or Officer of the Company seeking indemnification within the scope of this Section shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him or her in connection with the matter as to which he or she is seeking indemnification in the manner and to the fullest extent permissible under the MGCL without a preliminary determination of entitlement to indemnification (except as provided below). The person seeking indemnification shall provide to the Company a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met:
(i) the person seeking indemnification shall provide a security in form and amount acceptable to the Company for his or her undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of Directors of the Company who are neither "interested persons" as defined in Section 2(a)-(19) of the Investment Company Act nor parties to the proceeding ("disinterested non-party Directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

  (c) At the request of any person claiming indemnification under this Section, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, whether the standards required by this Section have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (A) the vote of a majority of a quorum of disinterested non-party Directors or (B) an independent legal counsel in a written opinion.

  (d) Employees and agents who are not Officers or Directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act.

  (e) The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to Directors, Officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Section shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of Stockholders or disinterested Directors or otherwise.

  (f) References in this Section are to the MGCL and to the Investment Company Act. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon the election of a Director or Officer. No amendment of these Bylaws shall affect any right of any person under this Section based on any event, omission or proceeding prior to the amendment.

  Section 5.3. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company or who, while a Director, Officer, employee or agent of the Company, is or was serving at the request of the Company as a Director, Officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

  Section 5.4. Checks. All checks or demands for money and notes of the Company shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

  Section 5.5. Fiscal Year. The fiscal year of the Company shall be determined by resolution of the Board of Directors.


ARTICLE VI
SHARES

  Section 6.1(a). Certificates of Stock. The Board of Directors may authorize the Company to issue some or all of the shares of any class or series of its stock without certificates. In the event that the Company issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized Officer, shall contain the statements and information required by the MGCL and shall be signed by the Officers of the Company in the manner permitted by the MGCL. In the event that the Company issues shares of stock without certificates, to the extent then required by the MGCL, the Company shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of Stockholders based on whether or not their shares are represented by certificates. If shares of a class or series of stock are authorized by the Board of Directors to be issued without certificates, no Stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such Stockholder unless otherwise determined by the Board of Directors and then only upon written request by such Stockholder to the Secretary of the Company.

  Section 6.1(b). Uncertificated Shares. For any shares issued without certificates, the Company or a Transfer Agent of the Company may either issue receipts therefor or may keep accounts upon the books of the Company for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such shares as if they had received certificates therefor.

  Section 6.2. Lost, Stolen or Destroyed Certificates. The Board of Directors, or the President together with the Treasurer or Chief Financial Officer or Secretary, may direct a new certificate to be issued in place of any certificate for certificated shares theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his or her legal representative; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Chief Financial Officer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.

  Section 6.3. Transfer of Stock. Transfer of shares of the Company shall be made on the books of the Company by the registered holder thereof or by his or her duly authorized attorney or legal representative and upon surrender and cancellation of a certificate or certificates, if issued, for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the transferor's signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

  Section 6.4. Registered Holder. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

  Section 6.5. Record Date. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders as the time as of which Stockholders are entitled to notice of, and to vote at, such a meeting; and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of the Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or transmitted or the 30th day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day immediately preceding the day on which the meeting is held.

  When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

  The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholders entitled to receive any such dividend, distribution, rights or interests.

  Section 6.6. Stock Ledgers. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at such other location as may be authorized by the Board of Directors from time to time, except that an original or duplicate stock ledger shall be maintained at the office of the Company's Transfer Agent.

  Section 6.7. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove Transfer Agents and/or Registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.


ARTICLE VII
SPECIAL PROVISIONS

  Section 7.1. Actions Relating to Discount in Price of the Company's Shares. In the event that at any time after the third year following the initial public offering of shares of the Company's Common Stock such shares publicly trade for a substantial period of time at a significant discount from the Company's then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount. The actions considered by the Board of Directors may include, but are not limited to, periodic repurchases by the Company of its shares of Common Stock or an amendment to the Charter to make the Company's Common Stock a "redeemable security" (as such term is defined in the Investment Company
Act), subject in all events to compliance with all applicable provisions of the Charter, these Bylaws, the MGCL and the Investment Company Act.


ARTICLE VIII
AMENDMENTS

  Section 8.1. General. Except as provided in the next succeeding sentence, and except as otherwise required by the Investment Company Act, all Bylaws of the Company shall be subject to amendment, alteration or repeal, and new Bylaws may be made, exclusively by the affirmative vote of at least a majority of the entire Board of Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Sections 2.5, 3.2, 3.4, 7.1 and 8.1 of these Bylaws shall be subject to amendment, alteration or repeal exclusively by the affirmative vote of at least a majority of the entire Board of Directors, including at least 80% of the Continuing Directors (as such term is defined in the Charter), at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.


Dated:  May 21, 2013